UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2025

CareTrust REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 542-3130
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director
On October 21, 2025, the Board of Directors of CareTrust REIT, Inc. (the “Company”), unanimously increased the size of the Company’s Board of Directors from five to six directors and appointed Mr. Gregory K. Stapley to the Board of Directors, effective as of January 1, 2026. Mr. Stapley is not expected to serve on any committee of the Board of Directors.
In connection with his service as a director, Mr. Stapley will receive an annual cash retainer of $85,000 per year and an annual grant of restricted stock awards, with a grant date value of $145,000 to be granted in conjunction with the Company’s annual meeting of stockholders, which restricted stock award will vest in full on the earlier of the first anniversary of the grant date or the date of the following year’s annual meeting of stockholders, subject to continued service through the vesting date. For the period of Mr. Stapley's service until the Company's 2026 annual meeting of stockholders, Mr. Stapley will be paid in cash on a prorated basis based on the remaining service period following his appointment to the Board.
Mr. Stapley will also enter into an indemnification agreement with the Company in the form previously approved by the Board of Directors and filed with the Securities and Exchange Commission as Exhibit 10.11 to the Company’s Current Report on Form 8-K on June 5, 2014.
There are no arrangements or understandings between Mr. Stapley and any other person pursuant to which he was appointed as a director. Mr. Stapley is the brother-in-law of Mr. David Sedgwick, who serves as the President, Chief Executive Officer and a director of the Company. Otherwise, there are no family relationships between Mr. Stapley and any director or executive officer of the Company. Mr. Stapley has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 21, 2025, the Board approved an amendment and restatement of the Company’s Amended and Restated Bylaws (as so amended and restated, the “Bylaws”), which became effective immediately. The amendments include the following principal changes:
Advance Notice—Universal Proxy. The amendments update various provisions of the Bylaws to require parties proposing a nominee for election as a director to comply with the universal proxy rules adopted by the U.S. Securities and Exchange Commission, and to provide that if a stockholder does not comply with such requirements, including soliciting 67% of the voting power of shares entitled to vote in the election of directors, the nomination may be disregarded.
Advance Notice—General. The amendments also update certain informational and other requirements in the advance notice provisions applicable to director nominations and other business to require, among other things, (i) certain representations with respect to the solicitation intentions of a proposing stockholder, (ii) additional representations regarding the willingness of a Proposed Nominee (as defined in the Bylaws) to serve on the Board, if elected, and that no additional consents from any third party are required for a Proposed Nominee to serve on the Board, if elected and (iii) the disclosure of certain information and the ongoing obligation to supplement such information related to a Proposed Nominee or proposed business which would otherwise be required to be disclosed in a proxy statement or other filings pursuant to the Securities Exchange Act of 1934, as amended. The amendments clarify that a stockholder may not nominate more individuals than there are directors to be elected or substitute or replace a Proposed Nominee without compliance with the requirements for nomination in the Bylaws, including compliance with any applicable deadlines. The amendments also clarify that a Proposed Nominee or proposed business will not be presented at the meeting of stockholders if the stockholder or its qualified representative does not appear in-person at the meeting.
The amendments also include various conforming and technical changes, including (i) updates to provisions relating to remote communications, delivery of notices and other information by electronic transmission and virtual meetings to align with Maryland General Corporation Law statutory language, (ii) clarifications of the authority of the chair of a meeting of the stockholders and (iii) updates to provide for the office of Chief Investment Officer.
The foregoing description of the Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On October 27, 2025, the Company issued a press release announcing the appointment of Mr. Stapley to the Board of Directors as set forth in Item 5.02 of this Current Report on Form 8-K.

A copy of the press release is furnished as Exhibit 99.1 hereto. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibits	Description

3.1	Amended and Restated Bylaws of CareTrust REIT, Inc.

99.1	Press Release dated October 27, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2025	CARETRUST REIT, INC.

	By:	/s/ William M. Wagner
William M. Wagner
Chief Financial Officer and Treasurer